EXHIBIT 99.2

JOINT REPORTING AGREEMENT

Pursuant to Rule 13d-l(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Share of Essa Pharma Inc.

Date: January 25, 2016

CLARUS LIFESCIENCES III, L.P.
By: CLARUS VENTURES III GP, L.P., its General Partner
By: CLARUS VENTURES III, LLC, its General Partner

By:	/s/ Robert W. Liptak
Name:	Robert W. Liptak
Title:	Managing Director

CLARUS VENTURES III GP, L.P.
By: CLARUS VENTURES III, LLC, its General Partner

By:	/s/ Robert W. Liptak
Name:	Robert W. Liptak
Title:	Managing Director

CLARUS VENTURES III, LLC

By:	/s/ Robert W. Liptak
Name:	Robert W. Liptak
Title:	Managing Director

*
Nicholas Galakatos

*
Dennis Henner

/s/ Robert Liptak
Robert Liptak

*
Nicholas Simon

*
Kurt Wheeler

*
Scott Requadt

*By:	/s/ Robert Liptak
Robert Liptak, as Attorney-in-Fact

This Agreement was executed by Robert Liptak on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which is attached as Exhibit 99.3.

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